Exhibit 99.2

CERTIFICATION OF PERIODIC REPORT

I, Arlene Meier, Chief Operating Officer and Interim Chief Financial Officer of Kohl’s Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the undersigned’s knowledge, on the date of this Certification:

1. the Quarterly Report on Form 10-Q of the Company for the quarterly period ended May 3, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 30, 2003

/S/ ARLENE MEIER

Arlene Meier Chief Operating Officer Interim Chief Financial Officer

A signed original of this written statement has been provided to Kohl’s Corporation and will be retained by Kohl’s Corporation and furnished to the Securities and Exchange Commission upon request. This statement “accompanies” the periodic report to which it relates and shall not be deemed as “filed” as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.